UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2005 (July 6, 2005)

NEXTEL COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19656 (Commission File Number)	36-3939651 (IRS Employer Identification No.)

2001 Edmund Halley Drive, Reston, Virginia (Address of principal executive offices)	20191 (Zip Code)

Registrants’ Telephone Number, Including Area Code: (703) 433 - 4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

     Nextel Communications, Inc. said today that it had received copies of the notice invoking an alternative dispute resolution -- or “ADR” -- process given on July 5, 2005 by Nextel Partners, Inc.

      The notice requests determination of various operational matters arising out of Nextel Communications’ pending merger with a subsidiary of Sprint Corporation. Nextel said it believes that it has fully complied with its obligations to Nextel Partners and expects to respond to the ADR request in due course.

      Nextel Partners also filed an action in New York state court asking the court to prevent Nextel Communications from making any change in its brand identity unless Nextel Partners can make the same change at the same time and to prevent Nextel Communications from engaging or continuing to engage in other actions during the pendency of the ADR process. Nextel Communications and Sprint continue to refine their post-merger branding strategy and Nextel believes that the post-merger branding strategy will be fully compliant with its agreements with Nextel Partners. Nextel Communications noted that its pending merger with a subsidiary of Sprint is not expected to occur until later this quarter in any event, and would so inform the New York court.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters discussed in this presentation that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the merger agreement will be consummated and whether the post-merger branding strategy being developed by Nextel and Sprint will meet the companies’ goals. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the result of the review of the proposed merger by various regulatory agencies, and any conditions imposed on the new company in connection with consummation of the merger; approval of the merger by the stockholders of Sprint and Nextel and satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that are described from time to time in Sprint’s and Nextel’s respective reports filed with the SEC, including Sprint’s registration statement on Form S-4, and each company’s annual report on Form 10-K for the year ended December 31, 2004, and any current reports on Form 8-K and quarterly report on Form 10-Q filed thereafter, as any such reports may be amended. This release speaks only as of its date, and Sprint and Nextel each disclaims any duty to update the information herein.

Additional Information and Where to Find It

In connection with the proposed transaction, a registration statement on Form S-4 has been filed by Sprint with the SEC. SHAREHOLDERS OF SPRINT AND SHAREHOLDERS OF NEXTEL ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/ PROSPECTUS THAT IS PART OF THE REGISTRATION STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMBINATION. The definitive joint proxy statement/prospectus has been mailed to shareholders of Sprint and shareholders of Nextel. Investors and security holders may obtain the documents free of charge at the SEC’s web site, www.sec.gov, from Sprint Investor Relations at Sprint Corporation, 6200 Sprint Parkway, Overland Park, Kansas 66251, 800-259-3755, Option 1 or from Nextel Investor Relations at 2001 Edmund Halley Drive, Reston, Virginia 20191, 703-433-4300.

Participants In Solicitation

Sprint, Nextel and their respective directors and executive officers, other members of management and employees and the proposed directors and executive officers of the combined company, may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning the proposed directors and executive officers of the combined company, Sprint’s and Nextel’s respective directors and executive officers and other participants in the proxy solicitation, including a description of their interests, is included in the definitive joint proxy statement/prospectus contained in Sprint’s Registration Statement on Form S-4 (Reg. No. 333-123333) filed with the SEC on June 10, 2005 and in each company’s Form 10-K, as amended, for the year ended December 31, 2004.

NEXTEL COMMUNICATIONS, INC.
/s/ Gary D. Begeman
By:	Gary D. Begeman
Vice President and Deputy General Counsel

Date: July 6, 2005

2